UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2025

Fortress Biotech, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35366 (Commission File Number)	20-5157386 (IRS Employer Identification No.)

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL 33154

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act.

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FBIO	Nasdaq Capital Market
9.375% Series A Cumulative Redeemable Perpetual Preferred Stock	FBIOP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Merger Agreement

On March 9, 2025, Checkpoint Therapeutics, Inc., a Delaware corporation (“Checkpoint”) and majority-controlled subsidiary of Fortress Biotech, Inc. (“Fortress”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sun Pharmaceutical Industries, Inc., a Delaware corporation (“Sun Pharma” or “Parent”), and Snoopy Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, on the terms and subject to the conditions set forth in the Merger Agreement, Parent, Merger Sub and Checkpoint will effect a merger of Merger Sub with and into Checkpoint (the “Merger”), with Checkpoint continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock and each share of Class A common stock of Checkpoint (collectively, the “Shares”) (including each unvested Checkpoint restricted share) outstanding immediately prior to the Effective Time will be canceled and cease to exist and be converted into the right to receive (i) $4.10 in cash, without interest (the “Common Cash Amount”), and (ii) one non-tradable contingent value right (a “CVR”), which will represent the right to receive a contingent cash payment of up to $0.70 upon the achievement of specified milestones, subject to and in accordance with the terms and conditions set forth in a Contingent Value Rights Agreement, substantially in the form attached as Exhibit B to the Merger Agreement (the “CVR Agreement”), as further described below (the foregoing clauses (i) and (ii), the “Merger Consideration”), in each case subject to applicable withholding taxes.

Consummation of the Merger is subject to customary closing conditions, including, but not limited to: (i) the adoption of the Merger Agreement and approval of the Merger by (a) the affirmative vote of the holders of at least a majority of the outstanding Shares beneficially owned by Checkpoint stockholders other than (1) Fortress and its controlled affiliates (other than Checkpoint), (2) the members of the Checkpoint board of directors (the “Checkpoint Board”) (and their controlled affiliates, if any) and (3) any person that Checkpoint has determined to be an “officer” of Checkpoint within the meaning of Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (the “Unaffiliated Checkpoint Stockholders”), and (b) the affirmative vote of the holders of a majority in voting power of outstanding the Shares; (ii) expiration or early termination of any waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, without the imposition of any burdensome condition; (iii) absence of any law or order prohibiting or making illegal the consummation of the Merger; and (iv) no Checkpoint material adverse effect having occurred that is continuing. The consummation of the Merger is also conditioned upon each of the Support Agreement, the Transition Services Agreement, the Royalty Agreement, and the CVR Agreement (in each case, as defined below) being in full force and effect.

The Merger Agreement contains customary representations, warranties and covenants made by each of Parent, Checkpoint and Merger Sub, including, among others customary covenants regarding the operation of the business of Checkpoint prior to the Effective Time, and “no-shop” restrictions regarding certain alternative acquisition proposals or discussions with third parties.

The Merger Agreement includes customary termination rights for the parties, including that, subject to certain limitations, Checkpoint or Parent may terminate the Merger Agreement prior to the Effective Time if: (i) a governmental body issues or enacts a final and non-appealable order, injunction or other legal requirement prohibiting or making illegal the consummation of the Merger, (ii) if the Effective Time has not occurred on or prior to 11:59 p.m. Eastern Time on September 5, 2025 or (iii) the stockholders of Checkpoint fail to adopt the Merger Agreement by the requisite majorities at a meeting of Checkpoint’s stockholders at which a vote on the Merger is conducted.

Checkpoint may terminate the Merger Agreement in certain additional limited circumstances, including to allow Checkpoint to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Proposal (as defined in the Merger Agreement). Parent may terminate the Merger Agreement in certain additional limited circumstances, including if the Checkpoint Board, or any committee thereof, including the Special Committee of the Checkpoint Board, withdraws, withholds, amends or qualifies or modifies, in each case, in a manner adverse to Parent or Merger Sub, its recommendation that the stockholders of Checkpoint vote to adopt the Merger Agreement and approve the Merger.

Upon termination of the Merger Agreement under certain specified circumstances, Checkpoint will be required to pay Parent a termination fee (the “Checkpoint Termination Fee”) of $12,500,000. Specifically, the Checkpoint Termination Fee is payable if (i) the Merger Agreement is terminated in certain circumstances; (ii) prior to such termination (but after the date of the Merger Agreement) a bona fide proposal for an alternative acquisition transaction has been publicly disclosed or otherwise made to the Checkpoint Board and not publicly withdrawn (if made publicly); and (iii) within one year of such termination, Checkpoint subsequently consummates an alternative acquisition transaction or enters into a definitive agreement providing for an alternative acquisition transaction and such transaction is ultimately consummated. The Checkpoint Termination Fee will also be payable if the Merger Agreement is terminated: (a) by Parent, if Checkpoint Board, or any committee thereof, including the Special Committee of the Checkpoint Board, withdraws, withholds, amends or qualifies or modifies, in each case, in a manner adverse to Parent or Merger Sub, its recommendation that the stockholders of Checkpoint vote to adopt the Merger Agreement and approve the Merger; or (b) by Checkpoint in order to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Proposal.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

CVR Agreement

Pursuant to the Merger Agreement, as of or prior to the Effective Time, Parent and a rights agent (the “Rights Agent”) will enter into the CVR Agreement governing the terms of the CVRs issued in connection with the Merger. The Rights Agent will maintain an up-to-date register of the holders of CVRs (the “Holders”). Holders shall not be permitted to transfer the CVRs (subject to certain limited exceptions as set forth in the CVR Agreement).

Each CVR represents the right to receive one of the following contingent cash payments, without interest, subject to any applicable withholding taxes (such applicable payment, the “Milestone Payment”), conditioned upon the achievement of the corresponding milestone condition within the following specified time periods:

(i)	$0.70, if the Milestone (as defined below) is first achieved on or prior to the date that is 12 months prior to Milestone Deadline Date (as defined below) and the applicable regulatory approval provides for a dosing schedule of once every three weeks,
(ii)	$0.45, if the Milestone is first achieved on or prior to the date that is 12 months prior to the Milestone Deadline Date and the applicable regulatory approval provides for a dosing schedule that is more frequent than once every three weeks,
(iii)	$0.45, if the Milestone is first achieved after the date that is 12 months prior to the Milestone Deadline Date but on or prior to the Milestone Deadline Date, and the applicable regulatory approval provides for a dosing schedule of once every three weeks, or
(iv)	$0.20, if the Milestone is first achieved after the date that is 12 months prior to the Milestone Deadline Date but on or prior to the Milestone Deadline Date, and the applicable regulatory approval provides for a dosing schedule that is more frequent than once every three weeks.

As used in the CVR Agreement, (a) the “Milestone Deadline Date” means the date that is 36 months after the date on which a marketing authorization application or equivalent for cosibelimab receives a positive validation outcome by the European Medicines Agency (the “EMA”) and (b) the “Milestone” means the receipt of regulatory approval of (i) cosibelimab in the European Union pursuant to the centralized approval procedure or (ii) any of Germany, France, Italy, Spain or the United Kingdom.

Parent (directly or through its affiliates) is obligated to use, and to obligate its licensees to use, certain specified commercially reasonable efforts to (i) file a marketing authorization application for cosibelimab with the EMA within 12 months of the Closing Date or, to the extent any feedback or communications from, or expectations or requirements of, the EMA (including additional trial requirements) make it impracticable or inadvisable to file such marketing authorization application within such time period, as promptly thereafter as practicable, and (ii) achieve the Primary Milestone (as defined in the CVR Agreement) in its then-maximum value as promptly as practicable (including timely filing any appeals and curing any deficiencies identified in a relevant marketing authorization application by the relevant regulatory authority). Parent’s obligations to use such commercially reasonable efforts terminates on the earlier of (a) the Milestone Deadline Date and (b) the achievement of the Milestone. There can be no assurance that the Milestone will be achieved on or before the Milestone Deadline Date, or that any Milestone Payments will be made.

The foregoing description of the form of CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the form of CVR Agreement, a copy of the form of which is included as Exhibit B to the Merger Agreement filed as Exhibit 2.1 to this report and incorporated by reference herein.

Support Agreement

Concurrently with the execution of the Merger Agreement, Checkpoint entered into a Support Agreement (the “Support Agreement”) with Parent and Fortress. Under the terms of the Support Agreement, Fortress has agreed to, among other things, during the term of the Support Agreement, (i) vote its Shares in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement, and against any acquisition proposal or any action, proposal, agreement, transaction or arrangement that is intended, or would reasonably be expected, to result in a material breach of a covenant, representation or warranty or any obligation of Checkpoint under the Merger Agreement or any of the conditions to Checkpoint’s obligations under the Merger Agreement not being fulfilled or satisfied, (ii) not transfer its Shares (subject to certain exceptions), and (iii) waive and not to exercise any appraisal rights in respect of such Shares that may arise with respect to the Merger and not to commence or participate in, any class action or legal action (a) challenging the validity of, or seeking to enjoin or delay the operation of any provision of the Merger Agreement or (b) with respect to claims against the Checkpoint Board, or any committee thereof, Parent of Merger Sub relating to the Merger Agreement or the transactions contemplated thereby.

Under the Support Agreement, subject to the occurrence of the Effective Time, Fortress also agreed to forgo any further payment, dividend or distribution, or issuance or transfer of securities by Checkpoint on or after the date of the Support Agreement pursuant to the Amended and Restated Founders Agreement, dated as of July 11, 2016, between Fortress and Checkpoint and certain other agreements between Fortress and Checkpoint.

The Support Agreement also includes certain representations and warranties and covenants of Fortress to Parent, including certain restrictive covenants that apply to Fortress following the Effective Time.

As of March 9, 2025, Fortress beneficially owned an aggregate of approximately 11.2% of the outstanding Shares (consisting of 6,222,249 shares of common stock and 700,000 shares of Class A common stock) and controlled a majority of the outstanding voting power of Checkpoint’s capital stock through its ownership of all outstanding shares of Checkpoint’s Class A common stock. The Support Agreement will terminate upon termination of the Merger Agreement, the Effective Time and certain other specified events.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Royalty Agreement

Concurrently with the execution of the Merger Agreement, Checkpoint entered into a Royalty Agreement (the “Royalty Agreement”) with Parent and Fortress pursuant to which following, and subject to the occurrence of, the Effective Time, Fortress will receive a royalty interest right based on worldwide net sales of certain products of Checkpoint and Parent. The royalty interest right represents the right to receive quarterly cash payments of 2.5% of net sales of such products during the time period set forth in the Royalty Agreement.

The foregoing description of the Royalty Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Royalty Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Transition Services Agreement

Pursuant to the Merger Agreement, as of or prior to the Effective Time, Checkpoint and Fortress will enter into a Transition Services Agreement (the “Transition Services Agreement”), pursuant to which, from and after the Effective

Time, Fortress would provide Checkpoint with certain transition services as set forth in the Transition Services Agreement, for the period of time and in exchange for the compensation set forth therein.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Services Agreement, a copy of the form of which is attached hereto as Exhibit C to the Merger Agreement and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*#	Agreement and Plan of Merger, dated as of March 9, 2025, by and among Checkpoint Therapeutics, Inc., Sun Pharmaceutical Industries, Inc., and Snoopy Merger Sub, Inc.
10.1	Support Agreement, dated as of March 9, 2025, by and among Checkpoint Therapeutics, Inc., Sun Pharmaceutical Industries, Inc., and Fortress Biotech, Inc.
10.2	Royalty Agreement, dated as of March 9, 2025, by and among Checkpoint Therapeutics, Inc., Sun Pharmaceutical Industries, Inc., and Fortress Biotech, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Fortress agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request; provided, however, that Fortress may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

#

Pursuant to Item 601(b)(z)(ii) of Regulation S-K promulgated by the SEC, certain portions of this exhibit have been redacted because the registrant customarily and actually treats such omitted information as private or confidential and because such omitted information is not material.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not descriptions of historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology are generally intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price.

Examples of such forward-looking statements include, but are not limited to, express or implied:

●	statements regarding the transaction and related matters, including the benefits of and timeline for closing the transaction, any payments under the CVRs, prospective performance and opportunities, post-closing operations and the outlook for the companies’ businesses;
●	statements of targets, plans, objectives or goals for future operations, including those related to Checkpoint’s products, product research, product development, product introductions and product approvals as well as cooperation in relation thereto;
●	statements containing projections of or targets for revenues, costs, income (or loss), earnings per share, capital expenditures, dividends, capital structure, net financials and other financial measures;
●	statements regarding future economic performance, future actions and outcome of contingencies such as legal proceedings; and

●	statements regarding the assumptions underlying or relating to such statements.

Factors that could cause actual results to differ materially from those currently anticipated include risks relating to: uncertainties as to the timing of completion of the Merger; uncertainties as to whether Checkpoint’s stockholders will vote to approve the transaction; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction (or only grant approval subject to adverse conditions or limitations); the possibility that the proposed transaction may not be completed in the time frame expected by Checkpoint and/or Fortress, or at all; failure to realize the anticipated benefits of the proposed transaction in the time frame expected, or at all; the effects of the transaction on relationships with employees, other business partners or governmental entities; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; significant or unexpected costs, charges or expenses resulting from the proposed transaction; negative effects of this announcement or the consummation of the proposed acquisition on Checkpoint’s common stock and/or Checkpoint’s operating results; the difficulty of predicting the timing or outcome of regulatory approvals or actions; the risks related to non-achievement of the CVR milestone and that holders of the CVRs will not receive payments in respect of the CVRs; our growth strategy, financing and strategic agreements and relationships; our need for substantial additional funds and uncertainties relating to financings; our ability to identify, acquire, close and integrate product candidates successfully and on a timely basis; our ability to attract, integrate and retain key personnel; the early stage of products under development; the results of research and development activities; uncertainties relating to preclinical and clinical testing; our ability to obtain regulatory approval for products under development; our ability to successfully commercialize products for which we receive regulatory approval or receive royalties or other distributions from third parties; our ability to secure and maintain third-party manufacturing, marketing and distribution of our and our partner companies’ products and product candidates; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.

99

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Biotech, Inc.
(Registrant)

Date: March 10, 2025

	By:	/s/ David Jin
David Jin
Chief Financial Officer